CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Stationery and Office Supply, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/John Matthews
John Matthews
Chief Executive Officer
November 19, 2010

/s/Josh Winkler
Josh Winkler
Chief Financial Officer
November 19, 2010

A signed original of this written statement required by Section 906 has been provided to China Stationery and Office Supply, Inc. and will be retained by China Stationery and Office Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request